UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 19, 2007

Nastech Pharmaceutical Company Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-13789	11-2658569

(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)
3830 Monte Villa Parkway, Bothell, WA 98021
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (425) 908-3600

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On September 19, 2007, the Board of Directors (the “Board of Directors”) of Nastech Pharmaceutical Company Inc. (the “Company”) amended Article II, Section 11 of the Amended and Restated By-Laws of the Company (the “By-Laws”) to provide that at any meeting of the Board of Directors, the attendance of at least 50% of the directors then in office shall constitute a quorum for the transaction of business. The amendment is effective as of September 19, 2007.
     In connection with the amendment to the By-Laws as set forth above, the Board of Directors also approved amendments to the charters of each of the Audit Committee of the Board of Directors, the Compensation Committee of the Board of Directors, and the Nominating and Corporate Governance Committee of the Board of Directors (each such committee being referred to herein as a “Standing Committee”) to provide that the attendance of at least 50% of the then members of each such Standing Committee shall constitute a quorum for the transaction of business. The charter of each Standing Committee, as amended, is available free of charge on the Company’s internet website at www.nastech.com.
     The foregoing description of the amendment to the By-Laws does not purport to be complete, and is qualified in its entirety by the full text of the By-Laws, as amended, which is attached as Exhibit 3.1 to this Form 8-K and is incorporated by reference in this Item 5.03.
     In connection with the foregoing, the Company hereby furnishes the following exhibits:
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated By-Laws of the Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NASTECH PHARMACEUTICAL COMPANY INC.

By:	/s/ Dr. Steven C. Quay

Name:	Steven C. Quay, M.D., Ph.D.
Title:	Chairman of the Board, President
and Chief Executive Officer
Dated: September 25, 2007